Exhibit 99.1

BioCardia Announces Pre-Submission Approval Package for Helix Transendocardial Delivery Catheter Accepted by FDA

FDA Substantive Review and Meeting Scheduled for Early Q2

March 17, 2026, Sunnyvale, Calif. BioCardia®, Inc. [NASDAQ: BCDA], a developer of cellular and cell-derived therapeutics for the treatment of cardiovascular and pulmonary diseases, today announced the FDA has accepted its pre-submission package for the approval of its Helix Transendocardial Delivery Catheter (“Helix”) intended for intramyocardial therapeutic and diagnostic agent delivery.

BioCardia has had preliminary meetings with both FDA Center for Devices and Radiological Health (CDRH) and FDA Center for Biological Evaluation and Research (CBER) on this submission in recent weeks. CDRH is expected to lead the review in consultation with CBER. CDRH has acknowledged the CBER CardiAMP Cell Therapy Breakthrough Designation enabled by Helix.

“FDA marketing clearance of the Helix would be meaningful for our business as the entire field of cardiac cell, gene, and protein therapeutics needs an FDA approved minimally invasive percutaneous intramyocardial delivery system,” said Peter Altman, PhD, BioCardia Chief Executive Officer. “These meetings with FDA on Helix are also expected to enhance the approval process for our CardiAMP Cell Therapy for the treatment of ischemic heart failure.”

About the Helix Transendocardial Delivery Catheter

The Helix transendocardial delivery catheter is an enabling platform for minimally invasive targeted delivery of therapeutic and diagnostic agents to the heart intramyocardially. It enables agents to be delivered precisely within the heart with superior retention over other therapeutic delivery modalities, and to many regions of the heart that other delivery methods cannot reach. The Helix includes a specialized small distal helical needle which engages the heart tissue from within the chamber of the heart and provides stability within the dynamic beating heart to safely enable agent delivery.

About BioCardia®

BioCardia, Inc., headquartered in Sunnyvale, California, is developing cellular and cell-derived therapeutics for the treatment of cardiovascular and pulmonary disease. CardiAMP™ autologous and CardiALLO allogeneic cell therapies are the Company’s biotherapeutic platforms for the treatment of heart disease. BioCardia also acts as a biotherapeutic delivery partner supporting therapies for the treatment of heart failure, chronic myocardial ischemia and acute myocardial infarction. For more information visit: www.BioCardia.com.

Additional Upcoming Catalysts:

●	CardiAMP for Ischemic HFrEF, FDA Q-Sub on Approval Pathway, Q1
●	CardiAMP for Ischemic HFrEF, Japan PMDA Formal Clinical Consultation, Q2
●	CardiAMP for Chronic Myocardial Ischemia, Oral Presentation at Euro PCR, Q2

Forward Looking Statements

This press release contains forward-looking statements that are subject to many risks and uncertainties. Forward-looking statements include, among other things, statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations. Such risks and uncertainties include, among others, the inherent uncertainties associated with developing new products or technologies, regulatory approvals, unexpected expenditures, the ability to raise the additional funding needed to continue to pursue BioCardia’s business and product development plans, the ability to enter into licensing and partnering arrangements, and overall market conditions. These forward-looking statements are made as of the date of this press release, and BioCardia assumes no obligation to update the forward-looking statements.

We may use terms such as “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey the uncertainty of future events or outcomes to identify these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained herein, we caution you that forward-looking statements are not guarantees of future performance and that our actual results may differ materially from the forward-looking statements contained in this press release. Factors that could cause or contribute to such differences include, but are not limited to, the Company’s liquidity position and its ability to raise additional funds, as well as the Company’s ability to successfully progress its clinical trials. As a result of these factors, we cannot assure you that the forward-looking statements in this press release will prove to be accurate. Additional factors that could materially affect actual results can be found in BioCardia’s Form 10-K filed with the Securities and Exchange Commission on March 26, 2025, under the caption titled “Risk Factors” and in its subsequently filed Quarterly Reports on Form 10-Q. BioCardia expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.

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Media Contact:
Miranda Peto, Investor Relations
Email: mpeto@BioCardia.com
Phone: 650-226-0120

Investor Contact:
David McClung, Chief Financial Officer
Email: investors@BioCardia.com
Phone: 650-226-0120